AMENDMENT NO. 2
TO
TAX BENEFITS PRESERVATION PLAN

Amendment No. 2, dated as of August 21, 2018 (this “Amendment”), to the Tax Benefits Preservation Plan, dated as of September 25, 2012, and amended by Amendment No. 1 thereto, dated as of August 31, 2015 (the “Plan”), between HomeTrust Bancshares, Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., as successor rights agent to Registrar and Transfer Company (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to the Plan;

WHEREAS, Section 27 of the Plan provides that prior to the Distribution Date (as defined in the Plan), the Company may supplement or amend the Plan without the approval of any holders of Right Certificates (as defined in the Plan) to make any provision with respect to the Rights (as defined in the Plan) which the Company may deem necessary or desirable;

WHEREAS, the Distribution Date has not yet occurred; and

WHEREAS, the Company has deemed it desirable to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Amendments.

(a)    Clause (vi) of the definition of “Expiration Date” in Section 1(a)(m) of the Plan is amended in its entirety to read as follows:

“(vi) the Close of Business on August 21, 2019, unless Amendment No. 2, dated as of August 21, 2018, to the Plan is approved by the Company’s stockholders at a meeting of stockholders duly held prior to August 21, 2019.”

(b)    The definition of “Final Expiration Date” in Section 1(a)(n) of the Plan is amended in its entirety to read as follows:

““Final Expiration Date” shall mean the Close of Business on August 21, 2021; provided, that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.”

(c)    The definition of “Purchase Price” in Section 1(a)(r) of the Plan is amended in its entirety to read as follows:

““Purchase Price” shall mean the price (subject to adjustment as provided herein) at which a holder of a Right may purchase 1/1,000th of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall be $42.14.”

(d)    The form of “Right Certificate” contained in Exhibit B to the Plan is amended so that the reference therein to “$22.63” is replaced with “$42.14”.

(e)    The form of “Summary of Terms” contained in Exhibit C to the Plan is amended so that the reference therein to “$22.63” is replaced with “42.14”.

2.    Effect of this Amendment.  It is the intent of the parties hereto that this Amendment constitutes an amendment of the Plan as contemplated by Section 27 thereof.  Except as expressly provided in this Amendment, the terms of the Plan shall remain in full force and effect.

3.    Counterparts.  This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4.    Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.    Descriptive Headings.  The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

HOMETRUST BANCSHARES, INC.

By:	/s/ Tony J. VunCannon
Name:	Tony J. VunCannon
Title:	EVP/CFO/Corporate Secretary/Treasurer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Manager, Contract Administration

3